UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

BRT APARTMENTS CORP.
(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers

Amendments to the 2020 Incentive Plan and 2018 Incentive Plan

On June 14, 2023, we amended and restated our 2020 Incentive Plan (the “2020 Plan”) and our 2018 Incentive Plan (the “2018 Plan”; and together with the 2020 Plan, the “Plans”), to be consistent with our 2022 Incentive Plan in the treatment of “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)). Specifically, the Plans were amended principally to provide that if any payment that a participant in such plan would otherwise receive from us constitutes a parachute payment and as a result would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such payment will either (i) be reduced to an amount equal to the largest portion of such payment that would result in no portion of such payment (after reduction) being subject to the Excise Tax or (ii) not be reduced, whichever approach, after taking into account all applicable taxes (including the Excise Tax), results in such participant’s receipt, on an after-tax basis, of the greatest amount of such payment.

The foregoing summary of the amendments to the Plans is qualified in its entirety by reference to the Plans which are filed herewith as exhibits.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on June 14, 2023 (the "Annual Meeting"), all of the proposals presented to our stockholders were approved, and with respect to the Say-on-Frequency Proposal (as defined below), stockholders approved three years as the frequency as to which a proposal seeking approval of executive compensation should be presented to our stockholders. The proposals are described in detail in our proxy statement filed on April 21, 2023 with the Securities and Exchange Commission. Set forth below is a summary of the proposals and the voting results with respect thereto:

Proposal 1 - Election of Directors

To elect the directors named below for a term expiring at the 2026 annual meeting of the stockholders (the "2026 Meeting"):
	For	Against	Abstain	Broker Non-Vote
Carol Cicero	13,487,947	128,997	18,057	3,122,958
Fredric H. Gould	12,763,778	854,276	16,947	3,122,958
Gary Hurand	10,471,722	3,138,859	24,420	3,122,958
Elie Y. Weiss	11,898,424	1,713,469	23,108	3,122,958

Proposal 2– Advisory Vote on Executive Compensation

To approve, by non-binding vote, executive compensation for the year ended December 31, 2022:

For	Against	Abstain	Broker Non-Vote
13,290,852	233,323	110,826	3,122,958

Proposal 3 – Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

To approve, by non-binding vote, the frequency of future non-binding votes on executive compensation (the “Say-on-Frequency Proposal”):

One Year	Two Years	Three Years	Abstain
4,884,843	32,196	8,623,941	3,122,958

In light of the results with respect to this proposal, we have determined that the next stockholder advisory vote on executive compensation will be held in connection with the 2026 Meeting.

Proposal 4 - Ratification of the selection of Independent Registered Public Accounting Firm

To ratify of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023:

For	Against	Abstain
16,699,262	31,503	27,194

Section 8 - Other Events

Item 8.01 Other Events

Share repurchase program

On June 14, 2023, we (i) extended the term of our share repurchase program from December 31, 2023 (the "2023 Program") to December 31, 2025 (the "2025 Program") and (ii) authorized the repurchase of up to $10 million (inclusive of the approximate $1.99 million of shares that remained unpurchased pursuant to the 2023 Program), of shares that may be purchased pursuant to the 2025 Program.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.6*	Amended and Restated 2018 Incentive Plan.
10.8*	Amended and Restated 2020 Incentive Plan.
101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
__________________
* Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

June 14, 2023	By: /s/ George Zweier
George Zweier, Vice President
and Chief Financial Officer